SECURITIES AND EXCHANGE COMMISSION
                 Washington, D.C. 20549

                        FORM 8-K

                     CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act

                    October 23, 2006
                     Date of Report
           (Date of Earliest Event Reported)

                  BOULDIN CORPORATION
 (Exact Name of Registrant as Specified in its Charter)

             195 Mt. View Industrial Drive
               Morrison, Tennessee 37357
        (Address of Principal Executive Offices)

            LICENSE ACQUISITION CORPORATION
                  1504 R Street, N.W.
                 Washington, D.C. 20009
     (Former Name and Former Address of Principal Executive Offices)

                      931/815-8520
            (Registrant's Telephone Number)

  Delaware              0-31407                 52-22575
(State or other   (Commission File Number)      (IRS Employer
jurisdiction of                                 Identification No.)
incorporation)


             ITEM 1.01 Entry into a Material Definitive Agreement.

     On October 23, 2006, the Registrant entered into the following agreements:

     (a) An employment agreement with Floyd E. Bouldin as the Chief Executive Officer of the Registrant. The agreement is attached as an exhibit to this report.

     (b) An employment agreement with Timothy S. Hill as the President and Chief Operations Officer of the Registrant. The agreement is attached as an exhibit to this report.

     (c) An employment agreement with Jean M. Brock, Esq. as General Counsel and Secretary of the Registrant. The agreement is attached as an exhibit to this report.

     (d) An employment agreement with Gerard M. Hayden, Jr. as the Chief Financial Officer of the Registrant. The agreement is attached as an exhibit to this report.

     (e) Restricted stock agreements with Messrs. Bouldin, Hill and Hayden and Ms. Brock. The agreements are attached as exhibits to this report.

         ITEM 3.02 Unregistered Sales of Equity Securities

     On October 23, 2006 the Registrant issued the following shares of its common stock:

     (a)  1,696,451 shares to Wardley, Walsh, Wellesley and Company at par.

     (b)  1,200,000 shares to Floyd E. Bouldin at par.

     (c)  1,200,000 shares to Timothy S. Hill at par.

     (d)  75,000 shares to Jean M. Brock, Esq. at par.

     (e)  200,000 shares to Gerard M. Hayden, Jr. at par.

     (f)  6,750,000 shares to Bouldin Corporation (Tennessee) at par.

     The shares to Wardley, Walsh, Wellesley and Company were issued pursuant to a consulting agreement between it and Bouldin Corporation (Tennessee). The shares issued to Messrs. Bouldin, Hill and Hayden and
Ms. Brock were issued pursuant to the restricted stock agreements described in Item 1.01 of this report. The shares issued to Bouldin Corporation (Tennessee) were issued in anticipation of the Registrant and Bouldin Corporation (Tennessee) entering into an asset exchange agreement.

     All shares were issued pursuant to the exemptions from registration provided by Regulation D of the General Rules and Regulations of the Securities and Exchange Commission.

          ITEM 5.01 Changes in Control of Registrant

     (a) On October 23, 2006, the Registrant, Pierce Mill Associates and Bouldin Corporation (Tennessee) took the following actions which have resulted in Bouldin Corporation (Tennessee) acquiring control of the Registrant. Subsequent to this change in control, Bouldin Corporation (Tennessee) intends to transfer its assets and certain liabilities to the Registrant and thereafter the Registrant intends to register its securities for public sale and to cause those securities to be traded in the United States securities market.

     1. 750,000 shares of the 1,000,000 shares of common stock of the Registrant owned by Pierce Mill Associates, Inc. were sold for an aggregate sales price of $75 to Bouldin Corporation (Tennessee).

     2. The Registrant issued 6,750,000 shares of common stock to Bouldin Corporation (Tennessee) at par.

     3   A new director and officer of the Registrant was elected and appointed simultaneously with the acceptance of the resignation of the prior officer and director of the Registrant.

     (b) This Current Report on Form 8-K incorporates by reference the information contained in the Form 10-SB filed by the Registrant on August 29, 2000 and its subsequent filings with the Securities and Exchange Commission pursuant to Sections 13 or 15(d) of the Securities Exchange Act.

         ITEM 5.02 Departure of Directors or Principal Officers; Election of Directors

     (a) On October 23, 2006, the following person was elected to the Board of Directors of the Registrant:

              Floyd E. Bouldin

     On October 23, 2006, the following person was appointed to the following offices of the Registrant:

              Floyd E. Bouldin              President, Secretary

     On October 23, 2006, the prior officer and director of the Registrant resigned from such positions with the Registrant.

     (b) Mr. Bouldin has entered into an employment agreement with the Registrant as its Chief Executive Officer under which he will receive an annual base salary of $150,000 which will rise to $400,000 when certain events occur and which provides other economic benefits to Mr. Bouldin. The employment agreement is attached as an exhibit to this report.

          ITEM 8.01   Other Events

ITEM 8.01 Other Events

     The following information describes Bouldin Corporation (Tennessee).

     Bouldin Corporation (Tennessee) is an innovative designer and manufacturer of automated machinery and equipment. Most notably, Bouldin Corporation (Tennessee) was one of the 2005 R&D 100 award winners for "technologically significant inventions" for its WastAway Municipal Solid Waste Recycling System. Previous winners include ground-breaking inventions such as the fax machine, HDTV, automated teller machine and the Nicoderm anti-smoking patch among others. Bouldin Corporation (Tennessee) continues to seek out cost effective and technologically efficient ways to improve our planet through its design and construction of equipment.

     Bouldin Corporation (Tennessee) was founded in 1959 to meet increased production needs of the local nursery industry in McMinnville, Tennessee with conveyors, soil mixers, transplanters, and other related equipment. Bouldin Corporation (Tennessee) has expanded its business into a premier line of automated equipment for the greenhouse and nursery industries with a world-
wide installed customer base.   Bouldin Corporation (Tennessee) and its
subsidiaries have recently focused their talents as research-driven manufacturers of horticultural equipment into the world of recycling technology. The proprietary WastAway process developed by Bouldin Corporation (Tennessee) offers a cost effective solution to ever increasing household waste disposal problems while providing diverse products and applications using ordinary recycled household garbage.

     During the mid 1980's as Bouldin Corporation (Tennessee) grew, it began diversifying its product line by addressing various environmental concerns through the development of grinders. These grinders are capable of dramatic volume reduction in wood and other solid waste, also with utilization for recycling and demilitarization of brass shell casings and other metal waste for the US military. Following the development of new grinding technology, Bouldin Corporation (Tennessee) applied its know-how to the WastAway Process, which recycles residential municipal solid waste.

     The WastAway System utilizes a production-level continuous-flow system of grinders and conveyors to recycle the entire household garbage stream without requiring the usual expensive separation of recyclable materials. Unsorted household waste is fed into the automated system, which also processes the garbage with high heat and pressure, to produce Fluff, a clean, consistent and environmentally safe raw material with multiple uses. WastAway and Fluff are registered trade marks of Bouldin Corporation (Tennessee).

     Bouldin Corporation (Tennessee) conceptualized, designed and manufactured the WastAway System over a period of ten years including four years of testing locally in Tennessee and on US military bases at Fort Campbell, Kentucky and Fort Benning, Georgia.

     Bouldin Corporation (Tennessee) has successfully operated the WastAway process for over three years in Warren County Tennessee. Also in the summer of 2006, Bouldin Corporation (Tennessee) recycled over 240 tons of garbage from the Bonnaroo Music Festival. The recycling efforts in Warren County through the WastAway process have given the local county government the benefits of lower transportation expense and top rankings for available recycling grants in the state of Tennessee.

     Additionally, a groundbreaking ceremony was held October 20, 2006 in Aruba where Bouldin Corporation (Tennessee), through its subsidiary, won a competitive bid process and has a contract to construct the first WastAway plant outside the United States. Once Phase 2 of this project has been completed, it is estimated that Aruba will have a 90% overall recycling rate. In the case of Aruba, the Fluff will be used to re-claim land that would otherwise be unusable.

     Fluff, the by-product of the WastAway Process, is considered a Class B compost. Fluff has proven applications as an agricultural product in land reclamation and as a growing substrate for nurseries due to its organic makeup, nutrient value and water retention qualities. Fluff also has potential applications in composite timbers and boards for the construction industry municipal use as benches, parking stops, and other products.

     Presently, Bouldin Corporation (Tennessee) is in the process of converting Fluff to green energy by incorporating Fluff into a gasification process that will generate steam and electricity as a direct by-product of WastAway processing. Bouldin believes that the potential electricity generated by a conventional WastAway installation will be more than adequate to run the WastAway unit with excess power being sold for general consumption. Such power sales will be an additional revenue source to the WastAway operators, further lowering the total cost to operate a system.

     Bouldin Corporation (Tennessee) believes current research activities will lead to the production of liquid fuels such as ethanol and synthetic diesel fuel and that the WastAway process and its by-product, Fluff, lends itself to the production of these alternative energy sources.

          ITEM 9.01   FINANCIAL STATEMENTS AND EXHIBITS.

Exhibits:

10.01 Employment agreement with Floyd E. Bouldin as the Chief Executive Officer of the Registrant.

10.02 Employment agreement with Jean M. Brock, Esq. as General Counsel and Secretary of the Registrant.

10.03 Employment agreement with Timothy S. Hill as the President and Chief Operations Officer of the Registrant.

10.04 Employment agreement with Gerard M. Hayden, Jr. as the Chief Financial Officer of the Registrant.

10.05 Restricted stock agreement between Floyd E. Bouldin and the Registrant.

10.06     Restricted stock agreement between Jean M. Brock, Esq. and the
          Registrant.

10.07 Restricted stock agreement between Timothy S. Hill and the Registrant.

10.08     Restricted stock agreement between Gerard M. Hayden, Jr. and the
          Registrant.


                       SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunder duly authorized.


                               BOULDIN CORPORATION
                               (formerly License Acquisition  Corporation)


Date: 10/24/2006               /s/  Floyd Bouldin, President